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Exhibit 10.7

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "Agreement"), dated as of April 28, 2006, is by and among Heeling, Inc., a Nevada corporation (the "Company"), and Richard E. Middlekauff ("Seller").

W I T N E S S E T H:

        WHEREAS, Seller owns at least 28,973 shares (the "Shares") of Common Stock, $0.001 par value, of the Company; and

        WHEREAS, Seller desires to sell, and the Company desires to purchase, the Shares;

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1.     Purchase and Sale of the Shares.

          1.1   Purchase and Sale.    Subject to the terms and conditions set forth herein, the Company hereby purchases from Seller, and Seller hereby sells to the Company, the Shares.

          1.2   Purchase Price.    As consideration for the Shares, the Company shall pay to Seller on the date hereof a purchase price of $2,000,006.19, to be paid by wire transfer of immediately available funds.

        2.     Representations and Warranties of Seller.    Seller hereby represents and warrants to the Company as follows:

          2.1   Title to Shares.    Seller has record and beneficial title to the Shares, free and clear of any liens, claims, encumbrances, mortgages, pledges, security interests, conditional sales agreements, charges, options, preemptive rights, rights of first refusal, reservations, restrictions, claims, defects in title, or other encumbrances of any kind ("Encumbrances"). Delivery by Seller to the Company of a stock certificate representing the Shares, together with a duly endorsed stock power, shall transfer to the Company good and indefeasible record and beneficial title to the Shares, free and clear of any Encumbrances.

          2.2   Valid and Binding.    Assuming this Agreement is avalid and binding obligation of, and enforceable against, the Company, this Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement, and the performance of the transaction contemplated hereby, by Seller will not (a) result in a breach or violation of, or constitute a default under, any agreement to which Seller is a party or by which he or his assets are bound or (b) violate any applicable law.

          2.3   Provided Information.    Seller has received and reviewed the historical and projected financial information of the Company set forth in Exhibit A and the Initial Public Offering Analysis set forth in Exhibit B (collectively, the "Financial Documents"). Seller has been given an opportunity to ask questions of the Company regarding the Financial Documents and any other information or topic of interest to Seller.

          2.4   Potential Transactions.    Seller acknowledges that he has been fully informed regarding (a) the Company's recent negotiations with a third party relating to the potential sale of the Company, and (b) the Company's determination to terminate such negotiations and to pursue an initial public offering, including without limitation the various valuations attributed to the Company.

          3.     Representations and Warranties of the Company.    The Company hereby represents and warrants to Seller that, assuming this Agreement is a valid and binding obligation of, and enforceable against, Seller, this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement, and the performance of the transaction contemplated hereby, by the Company will not (a) result in a breach or violation of, or constitute a default under, the Company's charter or bylaws or any agreement to which the Company is a party or by which it or its assets are bound or (b) violate any applicable law.

        4.     Miscellaneous.

          4.1   Further Assurances.    The parties hereto shall cooperate fully and execute and deliver any and all supplemental documents and take additional actions that may be reasonably necessary or appropriate to give full force and effect to the terms and intent of this Agreement and which are not inconsistent with its terms.

          4.2   Governing Law.    This Agreement shall be governed by, and construed in accordance with the laws of the State of Texas, without regard to its conflict of laws rules.

          4.3   Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall be deemed for all purposes to be one agreement.

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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Heeling, Inc.

By:
/s/ MIKE HESSONG
Mike Hessong, Chief Financial Officer

/s/ RICHARD E. MIDDLEKAUFF
Richard E. Middlekauff

EXHIBIT A

HISTORICAL AND PROJECTED FINANCIAL INFORMATION

Exhibit A

EXHIBIT B

INITIAL PUBLIC OFFERING ANALYSIS

Exhibit B

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STOCK PURCHASE AGREEMENT
EXHIBIT A HISTORICAL AND PROJECTED FINANCIAL INFORMATION
EXHIBIT B INITIAL PUBLIC OFFERING ANALYSIS